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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported: January 27, 2004)


                                AMERUS GROUP CO.
             (Exact Name of Registrant as Specified in its Charter)



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       IOWA                         001-15166                    42-1458424
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(State or Other                    (Commission                 (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation)
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            699 WALNUT STREET                                    50309-3948
            DES MOINES, IOWA
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(Address of principal executive offices)                         (Zip Code)
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Registrant's telephone number, including area code:               (515) 362-3600



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ITEM 9. REGULATION FD DISCLOSURE

         On January 27, 2004, Roger Brooks, the Chairman and Chief Executive Officer of AmerUs Group Co. (Company) made the following disclosures at the 2004 Citigroup Smith Barney Financial Services Conference (Conference), which was also webcast.

         The Company estimated that 2003 protection product sales would be $119 million and accumulation product sales would be $1.7 billion. Sales are presented as annualized premium, which is in accordance with industry practice, and represent the amount of new business sold during the period. Sales are a non-GAAP financial measure for an insurance company for which there is no comparable GAAP financial measure. We use sales to measure the productivity of our distribution network and for compensation of sales and marketing employees and agents. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales, and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

         The Company also estimated that the midpoint of the published adjusted net operating income guidance range for 2003 is $147.9 million and projected that the midpoint of the published adjusted net operating income guidance range for 2004 is $160.4 million. Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on adjusted net operating income, to GAAP net income.

         The Company has previously disclosed that adjusted net operating income guidance was estimated to be in the range of $3.70 to $3.80 per share for 2003 and has projected that adjusted net operating income guidance for 2004 will be in the range of $4.00 to 4.10 per share. For purposes of illustration at the Conference, the Company referred to the midpoint of 2003 and 2004 adjusted net operating income guidance, $3.75 and $4.05 per share, respectively. The Company's average operating EPS growth rate has been approximately 11.3% over the past five years. The Company's current estimate of its P/E multiple is 8.6 times 2004 operating EPS guidance (based upon recent prices). Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading sales and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated because management has not regularly projected the foregoing non-recurring items. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on adjusted net operating income per share, to GAAP net income per share.

         The Company views adjusted net operating income and adjusted net operating income per share, non-GAAP financial measures, as important indicators of financial performance. This



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presentation can enhance an investor's understanding of the Company's underlying profitability and normalized results from operations. Adjusted net operating income is also used for goal setting, determining employee and management compensation and evaluating the Company's performance on a comparable basis to that used by security analysts.

         The Company's estimated 2003 operating return on equity is 12% and the projected operating return on equity for 2004 is approximately 12%. This calculation is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, GAAP net income cannot readily be estimated. Since GAAP net income cannot be readily estimated, the Company is unable to provide guidance with respect to annualized operating return on equity. Management of the Company believes that projecting the annualized operating return on equity assists investors in evaluating the performance of the company.

         The Company's current estimate of its P/B multiple is less than 1.1 times the 2003 book value (based on recent prices).

         All statements, trend analyses and other information contained in the following statements relative to markets for products and trends in operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company's ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; (c) customer response to new products, distribution channels and marketing initiatives; (d) mortality, morbidity, and other factors which may affect the profitability of insurance products; (e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those subsidiaries by independent rating organizations which the Company believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company's ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and (o) unanticipated litigation or regulatory investigations.


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         There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.







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                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERUS GROUP CO.

                                      By:  /s/ Melinda S. Urion
                                               Melinda S. Urion
                                               Executive Vice President
                                               and Chief Financial Officer


Dated: January 27, 2004